     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2006
                                        REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               CASTLE BRANDS INC.

             (Exact Name Of Registrant As Specified In Its Charter)


                     Delaware                           41-2103550
          (State Or Other Jurisdiction of      (I.R.S. Employer Identification
           Incorporation or Organization)                  Number)

                                   ----------

                        570 Lexington Avenue, 29th Floor
                            New York, New York 10022
              (Address of Registrant's Principal Executive Offices)

                                   ----------

                  Castle Brands Inc. 2003 Stock Incentive Plan
                            (Full Title of the Plan)

                                   ----------

                                  Mark Andrews
                      Chairman and Chief Executive Officer
                        570 Lexington Avenue, 29th Floor
                            New York, New York 10022
                                 (212) 356-0200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                          John E. Schmeltzer, III, Esq.
                      Patterson, Belknap, Webb & Tyler LLP
                           1133 Avenue of the Americas
                          New York, New York 10036-6710
                                 (212) 336-2000


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------

    Title of Each Class of         Amount to be       Proposed Maximum      Proposed Maximum          Amount of
 Securities to be Registered      Registered (1)     Offering Price Per    Aggregate Offering   Registration Fee (4)
                                                         Share (4)             Price (4)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       1,006,500(2)            $7.12               $7,166,280              $766.79
(the "Common Stock")..........
-----------------------------------------------------------------------------------------------------------------------
Common Stock..................      981,500(3)             $7.38               $7,243,470              $775.05
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act") this registration statement also covers any additional shares of Common Stock of Castle Brands Inc. which become issuable under the Castle Brands Inc. 2003 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Consists of shares of Common Stock issuable pursuant to the exercise of options granted prior to the date hereof under the Plan.

(3) Consists of shares of Common Stock to be issued in the future under the Plan.

(4) With respect to the 1,006,500 shares of Common Stock, computed in accordance with Rule 457(h) under the Securities Act, based on the weighted average per share exercise price of outstanding options granted under the Plan. With respect to the 981,500 shares of Common Stock to be issued in the future under the Plan, calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. Such computation is based on the average of the high and low prices as reported on the American Stock Exchange on April 19, 2006.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

      (a) the Registrant's prospectus filed pursuant to Rule 424(b) promulgated under the Securities Act with the Securities and Exchange Commission (the "Commission") in connection with the Registrant's Registration Statement on Form S-1 (No. 333-128676) originally filed with the Commission on September 29, 2005, and subsequently amended (the "S-1 Registration Statement"),

      (b) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (No. 001-32849), filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on March 31, 2006, as the same may be amended from time to time, and

      (c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(c) of the Exchange Act since the end of the fiscal year covered in the prospectus referred to in (a) above.

      In addition, all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.



ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.



ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102 of the Delaware General Corporation Law, or the DGCL, allows a corporation to eliminate the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

      o for any breach of the director's duty of loyalty to the corporation or its stockholders;

      o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

      o under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

      o for any transaction from which the director derived an improper personal benefit.

      The Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is expressly forbidden by the DGCL, as it now exists or is later amended.

      Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent of the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      The Registrant's certificate of incorporation requires the Registrant to indemnify to the fullest extent authorized or permitted by the DGCL (as it existed at the time of the adoption of the certificate of incorporation, or, if the DGCL is later amended to permit broader indemnification, as so amended) each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent. The Registrant is only required to indemnify any such person seeking indemnification in connection with an action initiated by such person if such action was authorized by the board of directors. The certificate of incorporation also provides that the Registrant must advance expenses to a director or officer in advance of the final disposition of the matter with respect to which such expenses are being advanced upon receipt of an undertaking, if such undertaking is required by the DGCL, by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. The certificate of incorporation further states that the Registrant may, by action of the board of directors, provide indemnification to employees and agents of the Registrant with the same scope and effect as the foregoing provisions relating to directors and officers.

      The certificate of incorporation provides that the rights to indemnification and advancement of expenses conferred by it are not exclusive of any other right that any person may have or acquire under any statute, any amendment to the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

      The Registrant maintains directors and officers liability insurance.

      The underwriting agreement filed as Exhibit 1.1 to our S-1 Registration Statement provides that the underwriters are obligated, under certain circumstances, to indemnify the Registrant's directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or are incorporated by reference to other filings:

      4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement)

      4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement)

      4.3 Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement)

      4.4 Shareholders Agreement, dated as of December 1, 2003, by and among GSRWB, Inc. and the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the Common Stockholders (incorporated by reference to Exhibit 4.2 to the S-1 Registration Statement)

      5.1   Opinion of Patterson, Belknap, Webb & Tyler LLP

      23.1 Consent of Patterson, Belknap, Webb & Tyler LLP (included in Exhibit 5.1)

      23.2  Consent of Eisner LLP

      24.1  Power of Attorney (included on signature page)

      99.1 Castle Brands Inc. 2003 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.29 to the S-1 Registration Statement)

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Castle Brands Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 26, 2006.

                             CASTLE BRANDS INC.


                             By: /s/ Mark Andrews
                                -----------------------------------------------
                                Name:  Mark Andrews
                                Title: Chairman of the Board and
                                       Chief Executive Officer


                                POWER OF ATTORNEY

      Each individual whose signature appears below constitutes and appoints each of Mark Andrews, Keith Bellinger and Matthew MacFarlane, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                       TITLE                                DATE
--------------------------       -------------------------------------------        ----------------------
/s/ Mark Andrews                  Chairman of the Board and Chief                    April 26, 2006
--------------------------        Executive Officer (Principal Executive
Mark Andrews                      Officer)

/s/ Keith A. Bellinger            President, Chief Operating Officer and             April 26, 2006
--------------------------        Secretary (Principal Financial Officer)
Keith A. Bellinger

/s/ Matthew F. MacFarlane         Senior Vice President and Chief                    April 26, 2006
--------------------------        Financial Officer (Principal Accounting
Matthew F. MacFarlane             Officer)


                SIGNATURE                                       TITLE                                DATE
---------------------------------     ------------------------------------------------  ----------------------
/s/ John F. Beaudette                 Director                                           April 26, 2006
--------------------------
John F. Beaudette

/s/ Robert J. Flanagan                Director                                           April 26, 2006
--------------------------
Robert J. Flanagan

/s/ Colm Leen                         Director                                           April 26, 2006
--------------------------
Colm Leen

/s/ Phillip Frost, M.D.               Director                                           April 26, 2006
--------------------------
Phillip Frost, M.D.

/s/ Richard Morrison                  Director                                           April 26, 2006
--------------------------
Richard Morrison

/s/ Frederick M.R. Smith              Director                                           April 26, 2006
--------------------------
Frederick M.R. Smith

/s/ Kevin P. Tighe                    Director                                           April 26, 2006
--------------------------
Kevin P. Tighe

                                  EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
4.1               Amended and Restated Certificate of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.1 to the S-1 Registration
                  Statement)

4.2               Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement)

4.3               Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement)

4.4               Shareholders Agreement, dated as of December 1, 2003, by and among GSRWB,
                  Inc. and the holders of shares of Series A Preferred Stock, Series B
                  Preferred Stock and Series C Preferred Stock and the Common Stockholders
                  (incorporated by reference to Exhibit 4.2 to the S-1 Registration
                  Statement)

5.1               Opinion of Patterson, Belknap, Webb & Tyler LLP

23.1              Consent of Patterson, Belknap, Webb & Tyler LLP (included in Exhibit 5.1 hereto)

23.2              Consent of Eisner LLP

24.1              Power of Attorney (included on signature page)

99.1              Castle Brands Inc. 2003 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.29 to the S-1 Registration Statement)